Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of JINXIN TECHNOLOGY HOLDING COMPANY of our report dated April 18, 2025, relating to the consolidated financial statements of JINXIN TECHNOLOGY HOLDING COMPANY appearing in its Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ WWC, P.C.
San Mateo, California	WWC, P.C.
April 29, 2025	Certified Public Accountants
PCAOB ID: 1171